Consent of Independent Registered Public Accounting Firm




The Shareholders and Board of Trustees
Advisory Hedged Opportunity Fund






We consent to the use of our report included herein and to the reference to our Firm under the heading "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                    /s/ KPMG LLP
                                    -----------------
                                        KPMG LLP

Minneapolis, Minnesota
June 7, 2005